Exhibit 31.4

CERTIFICATIONS

I, Lindsay A. Hall, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Hecla Mining Company;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	February 13, 2020

/s/ Lindsay A. Hall
Lindsay A. Hall
Senior Vice President and Chief Financial Officer